Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report: April 2, 2007

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	000-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On April 2, 2007, we completed a private placement of equity securities solely to accredited investors. Pursuant to the private placement, we issued 425,000 shares of our restricted common stock at a price of $9.40 per share for a total gross offering price of $3,995,000 with net proceeds of approximately $3,595,500 to the Company after expenses. Pursuant to the terms of the transaction, we are obligated to file a registration statement within thirty (30) days of the closing.

In February 2007, we completed a private placement of equity securities solely to accredited investors. Pursuant to this offering, we issued 250,000 shares of our restricted common stock at a price of $7.00 per share for total proceeds of $1,750,000 to the Company.

For each transaction, the offer and sale of the common stock was made pursuant to exemptions from the registration requirements of the Act pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder. All of the offers and sales of the common stock were made exclusively to “accredited investors” (as such term is defined in Rule 501(a) of Regulation D) in offers and sales not involving a public offering.  The purchasers in the private placements purchased the securities for their own account and not with a view towards or for resale. The private placements were conducted without general solicitation or advertising.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

By: /s/ Eric Langan
Date: April 5, 2007	Eric Langan
Chairman, President, Chief Executive Officer and Acting Chief Accounting Officer